UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2013

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
One Rogers Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)
617-374-9600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On October 9, 2013, Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Pegasystems, Aries Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pegasystems (“Merger Sub”), Antenna Software, Inc., a Delaware corporation (“Antenna”), and Stockholder Representative Services LLC, solely in its capacity as representative of the Stockholders thereunder.

Pursuant to the Merger Agreement, on October 10, 2013 (the “Effective Time”), Merger Sub merged with and into Antenna, with Antenna continuing as the surviving corporation and a wholly owned subsidiary of Pegasystems (the “Merger”). Pursuant to the Merger Agreement, at the Effective Time, the issued and outstanding capital stock of Antenna was cancelled and converted into the right to receive $27,700,000, from which the payment of indebtedness, management bonuses and transaction expenses was made (the “Merger Consideration”).  The Merger Consideration will be paid to the former stockholders of Antenna in accordance with the terms of the Merger Agreement and will be subject to customary post-closing adjustment based on net working capital.  Of the Merger Consideration, 15% will be held in escrow for an 18-month period after the closing to secure the rights of indemnity provided under the terms of the Merger Agreement, with half of the escrow eligible to be released after 12 months.

The foregoing descriptions of the Merger Agreement, the Merger and the other transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Pegasystems, Merger Sub or Antenna, contains representations and warranties of each of Pegasystems, Merger Sub and Antenna. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by certain exceptions. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors and security holders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Pegasystems’ public disclosures.

On October 11, 2013, Pegasystems issued a press release announcing that it had entered into the Merger Agreement and consummated the Merger, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 9, 2013, by and among Pegasystems Inc., Aries Merger Sub, Inc., Antenna Software, Inc. and Shareholder Representative Services LLC, solely in its capacity as representative of the Stockholders thereunder

99.1	Press Release of Pegasystems Inc., dated October 11, 2013

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date:	October 11, 2013	By:	/s/ Rafeal E. Brown
Rafeal E. Brown
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 9, 2013, by and among Pegasystems Inc., Aries Merger Sub, Inc., Antenna Software, Inc. and Shareholder Representative Services LLC, solely in its capacity as representative of the Stockholders thereunder

99.1	Press Release of Pegasystems Inc., dated October 11, 2013